Exhibit 10.49.1

EXECUTION VERSION

AMENDMENT NO. 1 TO

THE CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO THE CREDIT AGREEMENT (this “Amendment”) is made as of June 29, 2012, by and among Chugach Electric Association, Inc. (the “Borrower”), each Lender (as defined in the Credit Agreement (as defined below)) and National Rural Utilities Cooperative Finance Corporation (in its capacity as the administrative agent for the Lenders, the “Administrative Agent”).

RECITALS

A. Pursuant to that certain Credit Agreement, dated as of November 17, 2010, by and among the Borrower, the Lenders party thereto as of the date of this Amendment, and the Administrative Agent (the “Credit Agreement”), the Lenders make certain funds available to the Borrower in accordance with the terms and conditions set forth therein.

B. The Borrower has requested an amendment to the Credit Agreement in the manner and for the purposes set forth in this Amendment.

C. The Administrative Agent and Lenders party to the Credit Agreement as of the date of this Amendment are willing to agree to such requests, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Defined Terms. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings that are set forth in the Credit Agreement. Unless otherwise noted, all references to sections or section numbers are to those of the Credit Agreement.

2. Amendments to Section 1.01 of the Credit Agreement.

(a) The term “Commitment” set forth in Section 1.01 is hereby amended and restated in its entirety to read as follows:

“Commitment” means with respect to each Lender, the commitment of such Lender to make or otherwise fund any Loan, expressed as a Revolving Credit Exposure hereunder. The initial amount of each Lender’s Commitment shall be the sum of such Lender’s Commitment that is set forth on Schedule I or in the applicable Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 or ARTICLE VII, and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The aggregate amount of all the Lenders’ Commitments as of June 29, 2012 is $100,000,000 (i.e., One Hundred Million Dollars).

(b) The term “Commitment Termination Date” set forth in Section 1.01 is hereby amended and restated in its entirety to read as follows:

“Commitment Termination Date” means the sixth anniversary of the Effective Date (i.e. November 17, 2016); provided that if such date is not a Business Day, the Commitment Termination Date shall be the immediately preceding Business Day.

(c) The term “LIBO Margin” set forth in Section 1.01 is hereby amended and restated in its entirety to read as follows:

“LIBO Margin” means the Bps per annum set forth below opposite the Borrower’s applicable issuer credit rating from S&P, senior unsecured long-term debt rating from Moody’s and long-term senior debt rating from Fitch in the column labeled “LIBO Margin”; provided that the LIBO Margin shall be equal to the respective Bps so determined plus twenty (20) Bps per annum for any day on which Utilization exceeds 50% (it being understood that if any Loans remain outstanding following the Commitment Termination Date, Utilization shall be deemed to be 100%); provided, further, that if the Borrower’s issuer credit rating from S&P, senior unsecured long-term debt rating from Moody’s or long-term senior debt rating from Fitch are different, the following rules shall apply: (a) if two of the credit ratings fall within the same category, that rating shall apply, (b) if all of the ratings fall within different categories, the midpoint rating between the highest and the lowest ratings shall apply, and (c) if the Borrower is rated by only two of the rating agencies specified below, the lower of the two ratings shall apply; provided, however, that if the Borrower is not rated by any of the rating agencies specified below, or is rated by only one of the rating agencies specified below (without prejudice to the requirements of Section 5.11), LIBO Margin shall be determined by the lowest senior unsecured debt credit rating category specified below.

S&P	Moody’s	Fitch	LIBO Margin		Facility Fee
≥A+	≥A1	≥A+	87.5	Bps	12.5	Bps
A	A2	A	97.5	Bps	15.0	Bps
A-	A3	A-	107.5	Bps	17.5	Bps
BBB+	Baa1	BBB+	125.0	Bps	25.0	Bps
BBB	Baa2	BBB	170.0	Bps	30.0	Bps
<BBB	<Baa2	<BBB	200.0	Bps	45.0	Bps

3. Amendment to Schedule I of the Credit Agreement. Schedule I to the Credit Agreement (entitled “Lenders’ Commitments) is hereby amended and restated in its entirety to read as Schedule I attached to this Amendment.

4. Effective Date. Despite the date of this Amendment, this Amendment shall be effective at 11:00 a.m., New York City time, on the date on which the last of the following conditions precedent has been satisfied:

(a) The Administrative Agent shall have received a counterpart of this Amendment, executed by the Borrower, each of the Lenders party to the Credit Agreement as of the date of this Amendment and the Administrative Agent;

(b) No Default shall have occurred or be continuing or would result from the consummation of the transactions contemplated by this Amendment;

(c) The Administrative Agent shall have received on the date hereof the following, each dated as of the date hereof (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified):

(i) Certified copies of the resolutions of the Board of Directors of the Borrower approving this Amendment and the transactions contemplated hereby, and of all other material third party approvals and consents, if any, with respect to this Amendment and the transactions contemplated hereby;

(ii) A copy of a certificate or certificates of the Commissioner of Commerce, Community and Economic Development of the State of Alaska (the “Commissioner”), dated as of a recent date satisfactory to the Administrative Agent, certifying (A) as to a true and correct copy of the organizational documents of the Borrower and each amendment thereto on file in such Commissioner’s office and (B) that the Borrower is duly organized and in good standing under the laws of the State of Alaska;

(iii) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying as to (A) the absence of any amendments to the Certificate of Incorporation of the Borrower since the date of the Commissioner’s certificate referred to in Section 4(c)(ii), (B) a true and correct copy of the bylaws of the Borrower as in effect on the date on which the resolutions referred to in Section 4(c)(i) were adopted and on the date hereof, (C) the due organization and good standing or valid existence of the Borrower as a company organized under the laws of the State of Alaska, and the absence of any proceeding for the dissolution or liquidation of the Borrower, and (D) the names and true signatures of the officers of the Borrower authorized to sign this Amendment and the other documents to be delivered hereunder and the other Loan Documents; and

(iv) Favorable written opinions of (A) Davis Wright Tremaine LLP, special counsel to the Borrower and (B) Mark Johnson, in-house counsel to the Borrower, in each case, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent.

(d) Since December 31, 2011 and through the date on which the last of the conditions precedent set forth in this Section 4 is satisfied, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, there shall have been no material adverse change in, or a material adverse effect on (a) the business, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Borrower, (b) the ability of the Borrower to pay any amounts due, or otherwise perform its obligations, under the Credit Agreement, as amended by this Amendment, or any of the other Loan Documents or (c) the rights of or benefits available to any Lender or the Administrative Agent under the Credit Agreement, as amended by this Amendment, or any of the other Loan Documents;

(e) The Borrower shall pay to each Lender that executes this Amendment, in immediately available funds, an amendment fee equal to 0.25% (i.e., 25 Bps) of such Lender’s final allocated Commitment amount as set forth in Schedule I attached hereto; and

(f) The Administrative Agent and the Lenders shall have received such other documents, including receipt from the Borrower of new or replacement Notes evidencing each Lender’s Commitment as set forth in Schedule I attached hereto, and information or agreements regarding the Borrower as the Administrative Agent may reasonably request.

5. Confirmation of Loan Documents; Representations and Warranties; Release.

(a) The Borrower hereby reaffirms (i) the Credit Agreement, as amended by this Amendment, (ii) the Loan Documents, and (iii) its obligations to the Administrative Agent and the Lenders thereunder.

(b) The Borrower represents and warrants that (i) no Default has occurred or is continuing or would result from the consummation of the transactions contemplated by this Amendment, (ii) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct as of the date hereof, other than any such representations and warranties that, by their terms, refer to a specific date other than the date hereof, in which case such representations and warranties are true and correct as of such specific date, (iii) the Borrower has all requisite power to execute, deliver and perform this Amendment, any Notes delivered in connection with this Amendment and any other documents delivered in connection herewith, (iv) the execution, delivery and performance by the Borrower of this Amendment, any Notes delivered in connection with this Amendment and any other documents delivered in connection herewith have been duly authorized by all necessary action of the Borrower and all governmental and other approvals and consents therefore have been duly obtained and are in full force and effect and (v) this Amendment, any Notes delivered in connection with this Amendment and any other documents delivered in connection herewith constitute the legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with its terms.

(c) The Borrower (i) agrees that the Administrative Agent and the Lenders have fully complied with their respective obligations under each Loan Document, (ii) agrees that the Borrower has no defenses to the validity, enforceability or binding effect of any Loan Document, and (iii) fully and irrevocably releases any claims of any nature whatsoever that it may now have, whether known or unknown, against any one or more of the Administrative Agent and the Lenders and relating in any way to the Loan Documents or the transactions contemplated thereby.

6. Costs and Expenses. The Borrower agrees to pay all reasonable costs and expenses incurred by the Administrative Agent in connection with this Amendment, including third-party costs and the reasonable fees and expenses of Administrative Agent’s counsel.

7. References in the Credit Agreement.

(a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b) Except as specifically amended above, the Credit Agreement and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects.

(c) This Amendment shall not, except as expressly provided in this Amendment, operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

(d) This Amendment (together with any other document executed and delivered in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

9. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER

AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION

10. Headings. Section headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

11. Counterparts. This Amendment may be executed in counterparts, and such counterparts taken together shall be deemed to constitute one and the same instrument. Facsimile signatures on this Amendment shall be treated for all purposes as binding on such signatory to the same extent as an original signature. If a party delivers an executed counterpart of this Amendment, such party shall deliver to the Administrative Agent (or its counsel) such number of original signatures of this Amendment promptly after its effectiveness as the Administrative Agent may request.

[Signature pages follow]

Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

CHUGACH ELECTRIC ASSOCIATION, INC., as Borrower

By:	/s/ Michael R. Cunningham
Name:
Title:	CFO

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, as Administrative Agent and as a Lender

By:	/s/ J. Andrew Don
Name:	J. Andrew Don
Title:	Senior Vice President and Treasurer

KEYBANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Chris Horton
Name:	Chris Horton
Title:	Vice President

BANK OF AMERICA, N.A., as Lender

By:	/s/ Gordon H. Gray
Name:	Gordon H. Gray
Title:	Senior Vice President

COBANK ACB, as Lender

By:	/s/ C. Brock Taylor
Name:	C. Brock Taylor
Title:	Vice President

BANK OF MONTREAL, as Lender

By:	/s/ Brian L. Banke
Name:	Brian L. Banke
Title:	Director

CHANG HWA COMMERCIAL BANK, LTD., LOS ANGELES BRANCH, as Lender

By:	/s/ Chu-I Hung
Name:	Chu-I Hung
Title:	Vice President & General Manager

Schedule I

LENDERS’ COMMITMENTS

Name of Lender	Commitment Amount	Applicable Percentage
National Rural Utilities Cooperative Finance Corporation	$30,000,000.00	30.000000000%
KeyBank National Association	$22,000,000.00	22.000000000%
Bank of America, N.A.	$18,000,000.00	18.000000000%
CoBank, ACB	$15,000,000.00	15.000000000%
Bank of Montreal	$10,000,000.00	10.000000000%
Chang Hwa Commercial Bank, Ltd., Los Angeles Branch	$5,000,000.00	5.000000000%
Total	$100,000,000.00	100.000000000%

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